· COLE ·
REAL ESTATE INVESTMENTS

COLE REAL ESTATE INVESTMENTS, INC.
P.O. BOX 55046
BOSTON, MA 02205-5046

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1., 2. and 3.

	For	Against	Abstain
1. approve the merger and the other transactions described in the Agreement and Plan of Merger, dated as of October 22, 2013, as it may be amended from time to time, which we refer to as the merger agreement, by and among American Realty Capital Properties, Inc., a Maryland corporation, which we refer to as ARCP, Clark Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ARCP, and Cole Real Estate Investments, Inc., a Maryland corporation, which we refer to as Cole;	☐	☐	☐
2. approve, on an advisory (non-binding) basis, specified compensation that may become payable to Cole's named executive officers in connection with the merger; and	☐	☐	☐
3. approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com .

COLE REAL ESTATE INVESTMENTS, INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY ( ), 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints Marc T. Nemer, Stephan Keller and Kimberly J. Smith, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of COLE REAL ESTATE INVESTMENTS, INC, on behalf and in the name of the undersigned, to attend the Special Meeting of Stockholders of COLE REAL ESTATE INVESTMENTS, INC. to be held at ( ) local time on January ( ), 2014, at ( ), located at ( ), Phoenix, Arizona 85016, and any postponements or adjournment thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting, and any adjournment or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of Special Meeting of Stockholders and joint proxy statement/prospectus.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" Proposals 1, 2 and 3. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.

Continued and to be signed on reverse side

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